UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Registrant’s telephone number, including area code: (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders for Conmed Healthcare Management, Inc. (the “Company”) was held on May 24, 2011.  The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the Company’s 2011 Annual Meeting.  Final voting results are shown below.

(1) Election of the following individuals to serve as directors of the Company until the next annual meeting or until their successors have been duly elected or appointed and qualified.

Election of Directors	For	Withheld	Broker Non-Votes
John Pappajohn	7,158,218	624,068	2,805,909
Richard W. Turner	7,158,418	623,868	2,805,909
Edward B. Berger	7,776,776	5,510	2,805,909
John W. Colloton	7,776,776	5,510	2,805,909
Charles Crocker	7,776,776	5,510	2,805,909
Jeffrey W. Runge	7,776,776	5,510	2,805,909

(2) Ratification of the appointment by the Audit Committee of the Company’s Board of Directors of McGladrey & Pullen LLP to serve as the independent auditors of the Company for the fiscal year ending December 31, 2011.

Ratification of Independent Auditors	For	Against	Abstain
	9,973,337	590,858	24,000

Item 8.01.  Other Events.

On May 25, 2011, the Company issued a press release announcing that it has entered into an exclusivity agreement with James H. Desnick, M.D. (the “Exclusivity Agreement”) in connection with his evaluation of a possible acquisition of the Company.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the Exclusivity Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 25, 2011
99.2	Exclusivity Agreement dated May 24, 2011, by and between Conmed Healthcare Management, Inc. and James H. Desnick, M.D.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; the Company’s ability to pursue a strategic transaction, if at all, or the ultimate value to be recognized in the event of a sale; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Thomas W. Fry
Name:	Thomas W. Fry
Title:	Chief Financial Officer

Date:  May 25, 2011